                                                                    EXHIBIT 21.1

                              E.DIGITAL CORPORATION
                              LIST OF SUBSIDIARIES


e.Digital Corporation
13114 Evening Creek Drive South
San Diego, California 92128
619.679.1504
(A California Corporation)